CHL Mortgage Pass-Through Trust 2007-8
Issuing Entity

Final Term Sheet

$ 850,725,000
(Approximate)

CWMBS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED MAY 29, 2007

Mortgage Pass-Through Certificates, Series 2007-8

Distributions payable monthly, beginning June 25, 2007
______________________________
The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:
	Initial Class Certificate Balance/Initial Notional Amount (1)	Pass-Through Rate (2)		Initial Class Certificate Balance/Initial Notional Amount (1)	Pass-Through Rate (2)
Class 1-A-1	$ 280,000,000	6.0000%	Class 1-A-16	$ 20,453,351	6.0000%
Class 1-A-2	$ 50,485,000	6.0000%	Class 1-A-17	$ 1,000	6.0000%
Class 1-A-3	$ 1,265,000	6.0000%	Class 1-A-18	$ 10,862,133	6.0000%
Class 1-A-4	$ 80,000,000	6.0000%	Class 1-A-19	$ 25,000,000	6.0000%
Class 1-A-5	$ 100,306,000	5.4375%	Class 1-A-20	$ 36,554,000(3)	Variable
Class 1-A-6	$ 10,000	6.0000%	Class 1-A-21	$ 9,403,687(3)	6.0000%
Class 1-A-7	$ 5,168,379	6.0000%	Class 1-A-22	$ 19,950,000	6.0000%
Class 1-A-8	$ 26,074,967	6.0000%	Class 1-A-23	$ 698,250	6.0000%
Class 1-A-9	$ 36,554,000	Variable	Class 1-A-24	$ 29,015,000	6.0000%
Class 1-A-10	$ 20,000,000	6.0000%	Class 1-A-25	$ 1,000,000	6.0000%
Class 1-A-11	$ 57,000,000	6.0000%	Class X	$ 855,000,000(3)	Variable
Class 1-A-12	$ 50,000,000	5.8750%	Class A-R	$ 100	6.0000%
Class 1-A-13	$ 12,500,000(3)	0.5000%	Class M	$ 17,527,500	6.0000%
Class 1-A-14	$ 10,852,000	6.0000%	Class B-1	$ 5,130,000	6.0000%
Class 1-A-15	$ 379,820	6.0000%	Class B-2	$ 2,992,500	6.0000%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method for calculating their pass-through rates and their initial ratings, are listed in the table beginning on page 3 of this free writing prospectus.

(3) The Class 1-A-13, Class 1-A-20, Class 1-A-21 and Class X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of all the certificates offered.

Summary

Issuing Entity

CHL Mortgage Pass-Through Trust 2007-8, a common law trust formed under the laws of the State of New York.

Depositor

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

supplement.

Trustee

The Bank of New York.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan conveyed to the issuing entity on the closing date, the later of May 1, 2007 and the date of origination for that mortgage loan (the “initial cut-off date”).

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

Closing Date

On or about May 30, 2007.

Pre-Funding

If the aggregate stated principal balance as of the initial cut-off date of the mortgage loans conveyed to the issuing entity on the closing date is less than $855,000,000, an account (the “pre-funding account”) will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the “pre-funded amount”).

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $59,717,132.

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) June 30, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

The Mortgage Loans

The mortgage loans will consist primarily of 30 year conventional, fixed-rate mortgage loans secured by first liens on one-to-four family residential properties.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered on the closing date are referred to as the “Closing Date Mortgage Loans”). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added on the closing date. Any addition or substitution will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the initial mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance	$795,282,868

Geographic Concentrations in excess of 10%:

California	37.49%

Weighted Average Original LTV Ratio	73.12%

Weighted Average Mortgage Rate	6.459%

Range of Mortgage Rates	6.250% to 8.500%

Average Current Principal Balance	$625,714

Range of Current Principal Balances	$50,000 to $3,000,000

Weighted Average Remaining Term to Maturity	360 months

Weighted Average FICO Credit Score	744

Additional information regarding the Initial Mortgage Loans is set forth in Annex A attached to this free writing prospectus.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Fitch) (2)	Initial Rating (S&P) (2)
Offered Certificates
Class 1-A-1	$ 280,000,000	Senior/Fixed Pass-Through Rate	AAA	AAA
Class 1-A-2	$ 50,485,000	Senior/Fixed Pass-Through Rate/Super Senior	AAA	AAA
Class 1-A-3	$ 1,265,000	Senior/Fixed Pass-Through Rate/Support	AAA	AAA
Class 1-A-4	$ 80,000,000	Senior/Fixed Pass-Through Rate/NAS	AAA	AAA
Class 1-A-5	$ 100,306,000	Senior/Fixed Pass-Through Rate/Accretion Directed/Planned Balance	AAA	AAA
Class 1-A-6	$ 10,000	Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Planned Balance	AAA	AAA
Class 1-A-7	$ 5,168,379	Senior/Fixed Pass-Through Rate/Accrual/Planned Balance/Companion	AAA	AAA
Class 1-A-8	$ 26,074,967	Senior/Fixed Pass-Through Rate/NAS/Super Senior	AAA	AAA
Class 1-A-9	$ 36,554,000	Senior/Variable Pass-Through Rate/Accretion Directed/Targeted Balance	AAA	AAA
Class 1-A-10	$ 20,000,000	Senior/Fixed Pass-Through Rate	AAA	AAA
Class 1-A-11	$ 57,000,000	Senior/Fixed Pass-Through Rate	AAA	AAA
Class 1-A-12	$ 50,000,000	Senior/Fixed Pass-Through Rate	AAA	AAA
Class 1-A-13	$ 12,500,000	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only	AAA	AAA
Class 1-A-14	$ 10,852,000	Senior/Fixed Pass-Through Rate/Accrual/Super Senior	AAA	AAA
Class 1-A-15	$ 379,820	Senior/Fixed Pass-Through Rate/Accrual/Support	AAA	AAA
Class 1-A-16	$ 20,453,351	Senior/Fixed Pass-Through Rate/Accretion Directed	AAA	AAA
Class 1-A-17	$ 1,000	Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Targeted Balance	AAA	AAA
Class 1-A-18	$ 10,862,133	Senior/Fixed Pass-Through Rate/Accrual/Companion	AAA	AAA

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Fitch) (2)	Initial Rating (S&P) (2)
Class 1-A-19	$ 25,000,000	Senior/Fixed Pass-Through Rate/Accretion Directed/Targeted Balance	AAA	AAA
Class 1-A-20	$ 36,554,000	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only	AAA	AAA
Class 1-A-21	$ 9,403,687	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only	AAA	AAA
Class 1-A-22	$ 19,950,000	Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior	AAA	AAA
Class 1-A-23	$ 698,250	Senior/Fixed Pass-Through Rate/Planned Balance/Support	AAA	AAA
Class 1-A-24	$ 29,015,000	Senior/Fixed Pass-Through Rate/NAS	AAA	AAA
Class 1-A-25	$ 1,000,000	Senior/Fixed Pass-Through Rate/NAS/Support	AAA	AAA
Class X	$ 855,000,000	Senior/ Variable Pass-Through Rate/Notional Amount/Interest Only	AAA	AAA
Class A-R	$ 100	Senior/ Fixed Pass-Through Rate/Residual	AAA	AAA
Class M	$ 17,527,500	Subordinate/Fixed Pass- Through Rate	AA	N/R
Class B-1	$ 5,130,000	Subordinate/Fixed Pass- Through Rate	A	N/R
Class B-2	$ 2,992,500	Subordinate/Fixed Pass- Through Rate	BBB	N/R

Non-Offered Certificates (3)
Class B-3	$ 1,710,000	Subordinate/Fixed Pass- Through Rate
Class B-4	$ 855,000	Subordinate/Fixed Pass- Through Rate
Class B-5	$ 1,710,000	Subordinate/Fixed Pass- Through Rate
______________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings. (“Fitch”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/A” indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-2	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-3	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-4	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-5	5.4375%	calendar month (1)	30/360 (2)
Class 1-A-6	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-7	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-8	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-9	(3)	calendar month (1)	30/360 (2)
Class 1-A-10	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-11	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-12	5.8750%	calendar month (1)	30/360 (2)
Class 1-A-13	0.5000%	calendar month (1)	30/360 (2)
Class 1-A-14	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-15	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-16	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-17	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-18	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-19	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-20	(4)	calendar month (1)	30/360 (2)
Class 1-A-21	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-22	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-23	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-24	6.0000%	calendar month (1)	30/360 (2)
Class 1-A-25	6.0000%	calendar month (1)	30/360 (2)
Class X	(5)	calendar month (1)	30/360 (2)
Class A-R	6.0000%	calendar month (1)	30/360 (2)
Class M	6.0000%	calendar month (1)	30/360 (2)
Class B-1	6.0000%	calendar month (1)	30/360 (2)
Class B-2	6.0000%	calendar month (1)	30/360 (2)

Non-Offered Certificates
Class B-3	6.0000%	calendar month (1)	30/360 (2)
Class B-4	6.0000%	calendar month (1)	30/360 (2)
Class B-5	6.0000%	calendar month (1)	30/360 (2)
______________
(1)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3)
The pass-through rate for the Class 1-A-9 Certificates for the interest accrual period related to any distribution date (x) on or prior to the distribution date in May 2008 will be LIBOR + 4.00% and (y) on any distribution date after May 2008 will be 6.00%. The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates - Determination of LIBOR.” The Class 1-A-9 Certificates will also have the benefit of a reserve fund. On or prior to the distribution date in May 2008, amounts in the reserve fund will be available as described in this free writing prospectus to make payments of the yield supplement amount to the Class 1-A-9 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds 2.00%, with a ceiling of 3.50%. The effective rate of this class of certificates including the yield supplement amount will be 7.50% for the interest accrual period for the initial distribution date.

(4)
The pass-through rate for the Class 1-A-20 Certificates for the interest accrual period related to any distribution date (x) on or prior to the distribution date in May 2008 will be 2.00% - LIBOR and (y) on any distribution date after May 2008 will be 0.00%. The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates - Determination of LIBOR.”

(5)
The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See “Description of the Certificates — Interest” in this free writing prospectus.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates

Senior Certificates	Class A and Class X Certificates

Subordinated Certificates	Class M and Class B Certificates

Notional Amount Certificates	Class 1-A-13, Class 1-A-20, Class 1-A-21 and Class X Certificates

LIBOR Certificates	Class 1-A-9 and Class 1-A-20 Certificates

Class A Certificates
Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25 and Class A-R Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Offered Certificates	Class A, Class X, Class M, Class B-1 and Class B-2 Certificates

Record Date

The last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates (other than the Class A-R, Class 1-A-1, Class 1-A-2, Class 1-A-5, Class 1-A-6, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-16, Class 1-A-17, Class 1-A-19 and Class 1-A-22 Certificates):

$25,000 and multiples of $1 in excess thereof.

Class 1-A-6 Certificates:

$10,000 and multiples of $1 in excess thereof.

Class 1-A-1, Class 1-A-2, Class 1-A-5, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-16, Class 1-A-17, Class 1-A-19 and Class 1-A-22 Certificates:

$1,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States or the Euroclear System, in Europe.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

See “Description of the Certificates — Book-Entry Certificates” in this free writing prospectus.

Distribution Dates

Beginning on June 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates (other than the Class 1-A-16 Certificates) is the distribution date in January 2038. The last scheduled distribution date for Class 1-A-16 Certificates is the distribution date in September 2024. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates are shown in the table beginning on page S-9.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive or accrete:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

•	any interest that was not paid or accreted on prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

The Class 1-A-6, Class 1-A-7, Class 1-A-14, Class 1-A-15, Class 1-A-17 and Class 1-A-18 Certificates are accrual certificates. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate of 6.00%. However, these amounts will not be distributed as interest to the accrual certificates until the accrual termination date, which is the earlier of:

•	the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

•	in the case of the Class 1-A-6 Certificates, the distribution date on which the class certificate balance of the Class 1-A-5 Certificates is reduced to zero,

•	in the case of the Class 1-A-7 Certificates, the distribution date on which the aggregate class certificate balance of the Class 1-A-5 and Class 1-A-6 Certificates is reduced to zero,

•	in the case of the Class 1-A-14 and Class 1-A-15 Certificates, the distribution date on which the class certificate balance of the Class 1-A-16 Certificates is reduced to zero,

•	in the case of the Class 1-A-17 Certificates, the distribution date on which the aggregate class certificate balance of the Class 1-A-9 and Class 1-A-19 Certificates is reduced to zero, or

•	in the case of the Class 1-A-18 Certificates, the distribution date on which the aggregate class certificate balance of the Class 1-A-9, Class 1-A-17 and Class 1-A-19 Certificates is reduced to zero,

This accrued and unpaid interest will be added to the class certificate balance of the applicable class or classes of accrual certificates on the related distribution date.

See “Description of the Certificates — Interest” in this free writing prospectus.

Allocation of Net Interest Shortfalls:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive or accrete distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates in the order described below under “— Priority of Distributions Among Certificates”, interest will be distributed or accreted on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Reserve Fund

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of a reserve fund for the benefit of the Class 1-A-9 Certificates.

On or prior to the distribution date in May 2008, amounts in the reserve fund will be available as described in this free writing prospectus to make payments of the yield supplement amount to the Class 1-A-9 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds 2.00%, with a ceiling of 3.50%.

See “Description of the Certificates — The Supplemental Interest Trust” in this free writing prospectus.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated to the senior certificates (other than the notional amount certificates) as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates; and

•
in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

See “Description of the Certificates — Principal” in this free writing prospectus.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans;

•
partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the trustee fee due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.175% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates —Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

•	to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	any remaining available amounts to the Class A-R Certificates.

Principal

Accrual Amounts:

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-6 Certificates added to its class certificate balance will be distributed as principal in the following order:

•	to the Class 1-A-5 Certificates, until its class certificate balance is reduced to zero; and

•	to the Class 1-A-6 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-7 Certificates added to its class certificate balance will be distributed as principal in the following order:

•
sequentially, to the Class 1-A-5 and Class 1-A-6 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus), until their respective class certificate balances are reduced to zero; and

•	to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-14 and Class 1-A-15 Certificates added to their respective class certificate balances will be distributed as principal in the following order:

•	to the Class 1-A-16 Certificates, until its class certificate balance is reduced to zero; and

•	concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-17 Certificates added to its class certificate balance will be distributed as principal in the following order:

•	sequentially, to the Class 1-A-19 and Class 1-A-9 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

•	to the Class 1-A-17 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-18 Certificates added to its class certificate balance will be distributed as principal in the following order:

•
sequentially, to the Class 1-A-19, Class 1-A-9 and Class 1-A-17 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus), until their respective class certificate balances are reduced to zero; and

•	to the Class 1-A-18 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates (other than the notional amount certificates):

On each distribution date, after distributions of the accrual amounts, the principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order:

1. to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

2. concurrently:

a. 33.9363129335% to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero; and

b. 66.0636870665% in the following order:

(i) concurrently, to the Class 1-A-4 and Class 1-A-24 Certificates, pro rata, priority amount A (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(ii) concurrently:

(I)33.2881179856% in the following order:

(A) concurrently, to the Class 1-A-2, Class 1-A-3, Class 1-A-10 and Class 1-A-12 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(B) to the Class 1-A-16 Certificates, until its class certificate balance is reduced to zero; and

(C) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(II) 14.4475564022% in the following order:

(A) sequentially, to the Class 1-A-11 and Class 1-A-16 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(B) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(III) 52.2643256121% in the following order:

(A) concurrently, to the Class 1-A-8 and Class 1-A-25 Certificates, pro rata, priority amount B (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(B) in an amount up to the amount necessary to reduce the aggregate class certificate balance of the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-22 and Class 1-A-23 Certificates to their aggregate planned balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus) in the following order:

(1) concurrently, to the Class 1-A-22 and Class 1-A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus);

(2) sequentially, to the Class 1-A-5 and Class 1-A-6 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(3) to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero;

(4) sequentially, to the Class 1-A-5 and Class 1-A-6 Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

(5) concurrently, to the Class 1-A-22 and Class 1-A-23 Certificates, pro rata, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero;

(C) sequentially, to the Class 1-A-19, Class 1-A-9 and Class 1-A-17 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(D) to the Class 1-A-18 Certificates, until its class certificate balance is reduced to zero;

(E) sequentially, to the Class 1-A-19, Class 1-A-9 and Class 1-A-17 Certificates, in that order, without regard to their aggregate targeted balance for that distribution date, until their respective class certificate balances are reduced to zero;

(F) concurrently, to the Class 1-A-22 and Class 1-A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date;

(G) sequentially, to the Class 1-A-5 and Class 1-A-6 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero;

(H) to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero;

(I) sequentially, to the Class 1-A-5 and Class 1-A-6 Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

(J) concurrently, to the Class 1-A-22 and Class 1-A-23 Certificates, pro rata, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero;

(K) concurrently, to the Class 1-A-8 and Class 1-A-25 Certificates, pro rata, without regard to priority amount B, until their respective class certificate balances are reduced to zero;

(L) to the Class 1-A-16 Certificates, until its class certificate balance is reduced to zero; and

(M) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

(iii) concurrently, to the Class 1-A-4 and Class 1-A-24 Certificates, pro rata, without regard to priority amount A, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), each restricted class will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated in the following order:

•
first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero, and

•
second, concurrently, to the senior certificates (other than the notional amount certificates) pro rata, based upon their respective class certificate balances, or in the case of the Class 1-A-6, Class 1-A-7, Class 1-A-14, Class 1-A-15, Class 1-A-17 and Class 1-A-18 Certificates, on the basis of the lesser of their respective class certificate balances immediately prior to that distribution date and their respective initial class certificate balances, until their respective class certificate balances are reduced to zero, except that any realized losses that would otherwise be allocated to the Class 1-A-2, Class 1-A-8, Class 1-A-14 and Class 1-A-22 Certificates will instead be allocated to the Class 1-A-3, Class 1-A-25, Class 1-A-15 and Class 1-A-23 Certificates, respectively, until their respective class certificate balances are reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of Class B Certificates with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under “— Allocation of Realized Losses.”

Additionally, as described above under “— Principal Payments,” the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates) as a percentage of all the certificates (other than the notional amount certificates) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See “Credit Enhancement — Subordination” in the prospectus.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers will be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more according to the MBA Method.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date and (y) any pre-funded amount on the closing date.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will consist of one or more REMICs in a tiered structure: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-9 Certificates will also represent the right to receive yield supplement amounts from the reserve fund. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class X and Class A R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-9 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the distribution date in May 2008, unless such acquisition or holding is eligible for the exemptive relief available under a class exemption or a statutory exemption.

Legal Investment

The senior certificates and the Class M Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-8, will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class X, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the Offered Certificates are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates

Senior Certificates	Class A and Class X Certificates

Subordinated Certificates	Class M and Class B Certificates

Notional Amount Certificates	Class 1-A-13, Class 1-A-20, Class 1-A-21 and Class X Certificates

LIBOR Certificates	Class 1-A-9 and Class 1-A-20 Certificates

Class A Certificates
Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25 and Class A-R Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Offered Certificates	Class A, Class X, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1	Senior/Fixed Pass-Through Rate

Class 1-A-2	Senior/Fixed Pass-Through Rate/Super Senior

Class 1-A-3	Senior/Fixed Pass-Through Rate/Support

Class 1-A-4	Senior/Fixed Pass-Through Rate/NAS

Class 1-A-5	Senior/Fixed Pass-Through Rate/Accretion Directed/Planned Balance

Class 1-A-6	Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Planned Balance

Class 1-A-7	Senior/Fixed Pass-Through Rate/Accrual/Planned Balance/Companion

Class 1-A-8	Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class 1-A-9	Senior/Variable Pass-Through Rate/Accretion Directed/Targeted Balance

Class 1-A-10	Senior/Fixed Pass-Through Rate

Class 1-A-11	Senior/Fixed Pass-Through Rate

Class 1-A-12	Senior/Fixed Pass-Through Rate

Class 1-A-13	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only

Class 1-A-14	Senior/Fixed Pass-Through Rate/Accrual/Super Senior

Class 1-A-15	Senior/Fixed Pass-Through Rate/Accrual/Support

Class 1-A-16	Senior/Fixed Pass-Through Rate/Accretion Directed

Class 1-A-17	Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Targeted Balance

Class 1-A-18	Senior/Fixed Pass-Through Rate/Accrual/Companion

Class 1-A-19	Senior/Fixed Pass-Through Rate/Accretion Directed/Targeted Balance

Class 1-A-20	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only

Class 1-A-21	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only

Class 1-A-22	Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior

Class 1-A-23	Senior/Fixed Pass-Through Rate/Planned Balance/Support

Class 1-A-24	Senior/Fixed Pass-Through Rate/NAS

Class 1-A-25	Senior/Fixed Pass-Through Rate/NAS/Support

Class X	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only

Class A-R	Senior/Fixed Pass-Through Rate/Residual

Subordinated Certificates	Subordinate/Fixed Pass-Through Rate

The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The senior certificates will have an initial aggregate class certificate balance of approximately $825,075,000, and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.50% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.05%
Class B-1	0.60%
Class B-2	0.35%
Class B-3	0.20%
Class B-4	0.10%
Class B-5	0.20%

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	the amount of Realized Losses allocated to the class, and

in the case of the Class 1-A-6, Class 1-A-7, Class 1-A-14, Class 1-A-15, Class 1-A-17 and Class 1-A-18 Certificates, increased by

•	all interest accrued and added to their respective Class Certificate Balances prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See “The Agreements - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds” in the prospectus.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

Notional Amount Certificates

The Class 1-A-13, Class 1-A-20, Class 1-A-21 and Class X Certificates are notional amount certificates.

The notional amount for the interest accrual period for any Distribution Date and:

•
the Class 1-A-13 Certificates will equal the product of (i) a fraction the numerator of which is 0.125 and the denominator of which is 0.500 and (ii) the Class Certificate Balance of the Class 1-A-12 Certificates immediately prior to such Distribution Date;

•	the Class 1-A-20 Certificates will equal the Class Certificate Balance of the Class 1-A-9 Certificates immediately prior to such Distribution Date;

•
the Class 1-A-21 Certificates will equal the product of (i) a fraction the numerator of which is 0.5625 and the denominator of which is 6.00 and (ii) Class Certificate Balance of the Class 1-A-5 Certificates immediately prior to such Distribution Date; and

•
the Class X Certificates will equal the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

Book-Entry Certificates; Denominations

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s name on the book of its depositary which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. JPMorgan Chase will act as depositary for Euroclear (in such capacity the “Depositary”. Investors may hold the beneficial interests in the book entry certificates (other than the Class 1-A-1, Class 1-A-2, Class 1-A-5, Class 1-A-6, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-16, Class 1-A-17, Class 1-A-19 and Class 1-A-22 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-6 Certificates in minimum denominations representing an original principal amount of $10,000 and in integral multiples of $1 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-1, Class 1-A-2, Class 1-A-5, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-16, Class 1-A-17, Class 1-A-19 and Class 1-A-22 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear Participants on such business day. Cash received in Euroclear, as a result of sales of securities by or through a Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see“Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” in the prospectus and“Global, Clearance, Settlement And Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear by its Depositary; however, such cross market transactions will require delivery of instructions to Euroclear by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear Participants may not deliver instructions directly to its Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See“Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. The Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

For a description of the procedures generally applicable to the book-entry certificates, see“Description of the Securities — Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under “— Interest” below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under “— Interest” below.

LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities — Indices Applicable to Floating Rate and Inverse Floating Rate Classes — BBA Method.”

If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the mortgage loans, including principal prepayments;

•
all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly income from REO Property;

•	all substitution adjustment amounts; and

•	all advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•	to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•
to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

•
to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•
to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). Upon termination of the Funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than the investment earnings, for distribution to the certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the trustee fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•	the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

The Reserve Fund. Funds in the Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Reserve Fund until withdrawn upon the earlier of the Distribution Date in May 2008 and the termination of the pooling and servicing agreement. Any losses incurred in the Reserve Fund in respect of the investment will be charged against amounts on deposit in the Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Reserve Fund and made in accordance with the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each mortgage loan multiplied by the master servicing fee rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly

	• Prepayment Interest Excess	Compensation	Interest paid by obligors with respect to certain prepayments in full of the mortgage loans	Monthly

	• All late payment fees, assumption fees and other similar charges including prepayment charges	Compensation	Payments made by obligors with respect to the mortgage loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account.	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding mortgage loans. (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the mortgage loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan (6)
Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account.	Monthly

__________

(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer. Any increase in the fees and expenses would require an amendment to the pooling and servicing agreement. See “The Agreements— Amendment” in the prospectus.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The master servicing fee rate for each mortgage loan will equal 0.175% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4)
“Excess Proceeds” with respect to a Liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in June 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order:

•	to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

•
to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates — Principal” in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•
to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under “Description of the Certificates — Interest” and “— Principal” in this free writing prospectus; and

•	any remaining available amounts, to the Class A-R Certificates.

“Available Funds” for any Distribution Date will equal the sum of:

•
all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

•
all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest;

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date; and

•
for each Distribution Date during, and the Distribution Date immediately after the Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Funding Period, any amounts remaining in the Pre-funding Account after the end of the Funding Period (net of any investment income thereon), reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

Pass-Through Rates. The classes of offered certificates will have their respective pass-through rates set forth on the cover page hereof or as described below.

LIBOR Certificates.

The pass-through rate for the Class 1-A-9 Certificates for the interest accrual period related to any Distribution Date (x) on or prior to the Distribution Date in May 2008 will be LIBOR + 4.00%, subject to a Maximum Pass-Through Rate of 6.00% and a Minimum Pass-Through Rate of 4.00%, and (y) on any Distribution Date after May 2008 will be 6.00%.

The pass-through rate for the Class 1-A-20 Certificates for the interest accrual period related to any Distribution Date (x) on or prior to the Distribution Date in May 2008 will be 2.00% - LIBOR, subject to a Maximum Pass-Through Rate of 2.00% and a Minimum Pass-Through Rate of 0.00%, and (y) on any Distribution Date after May 2008 will be 0.00%.

Class X Certificates

The pass-through rate of the Class X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.2751% per annum.

Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This “interest entitlement” for any interest-bearing class will be equal to the sum of:

•	interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

•
the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

The Class 1-A-6, Class 1-A-7, Class 1-A-14, Class 1-A-15, Class 1-A-17 and Class 1-A-18 Certificates are accrual certificates. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate of 6.00%. However, these amounts will not be distributed as interest to the accrual certificates until the accrual termination date, which is the earlier of:

•	the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

•	in the case of the Class 1-A-6 Certificates, the Distribution Date on which the Class Certificate Balance of the Class 1-A-5 Certificates are reduced to zero,

•	in the case of the Class 1-A-7 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-5 and Class 1-A-6 Certificates is reduced to zero,

•	in the case of the Class 1-A-14 and Class 1-A-15 Certificates, the Distribution Date on which the Class Certificate Balance of the Class 1-A-16 Certificates is reduced to zero,

•	in the case of the Class 1-A-17 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-9 and Class 1-A-19 Certificates is reduced to zero, or

•	in the case of the Class 1-A-18 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-9, Class 1-A-17 and Class 1-A-19 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the Class Certificate Balance of the applicable class of accrual certificates on the related Distribution Date.

For each Distribution Date, on or prior to the Distribution Date in May 2008, in addition to the interest entitlement described above, the Class 1-A-9 Certificates will be entitled to receive the yield supplement amount. See “—The Reserve Fund” in this free writing prospectus.

Allocation of Net Interest Shortfalls

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of “Net Interest Shortfalls” for the Distribution Date. With respect to any Distribution Date, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for the Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “The Agreements — Certain Legal Aspects of the Loans — Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

The Reserve Fund

The pooling and servicing agreement will require the trustee to establish an account (the “Reserve Fund”), which will be held in trust in the supplemental interest trust, on behalf of the holders of the Class 1-A-9 Certificates. On the closing date, the depositor will cause $548,310 to be deposited in the Reserve Fund. No additional amounts will be deposited in the Reserve Fund. The Reserve Fund will not be an asset of any REMIC or the issuing entity.

On each Distribution Date, amounts on deposit in the Reserve Fund will be distributed to the Class 1-A-9 Certificates to the extent necessary to pay Yield Supplement Amounts.

For any Distribution Date on or prior to the Distribution Date in May 2008, the “Yield Supplement Amount” will equal interest for the related interest accrual period on the Class Certificate Balance of the Class 1-A-9 Certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and 3.50% over (ii) 2.00%.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under “— Priority of Distributions Among the Certificates.”

Principal Amount. On each Distribution Date, the Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date will equal the sum of:

(i)	the sum of,

(a)	all monthly payments of principal due on each mortgage loan on the related Due Date,

(b)
the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

(c)	the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

(f)	all partial and full principal prepayments by borrowers received during the related Prepayment Period,

(ii)	any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, and

(iii)	on the first Distribution Date after the Funding Period, any amounts remaining in the Pre-funding Account.

Accrual Amounts.

Class 1-A-6 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-6 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 1-A-6 Accrual Amount”) will be distributed as principal in the following order:

(1) to the Class 1-A-5 Certificates, until its Class Certificate Balance is reduced to zero; and

(2) to the Class 1-A-6 Certificates, until its Class Certificate Balance is reduced to zero.

Class 1-A-7 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-7 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 1-A-7 Accrual Amount”) will be distributed as principal in the following order:

(1) sequentially, to the Class 1-A-5 and Class 1-A-6 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

(2) to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero.

Class 1-A-14 and Class 1-A-15 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-14 and Class 1-A-15 Certificates added to their respective Class Certificate Balances (this is sometimes referred to as the “Class 1-A-14 and Class 1-A-15 Accrual Amount”) will be distributed as principal in the following order:

(1) to the Class 1-A-16 Certificates, until its Class Certificate Balance is reduced to zero; and

(2) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

Class 1-A-17 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-17 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 1-A-17 Accrual Amount”) will be distributed as principal in the following order:

(1) sequentially, to the Class 1-A-19 and Class 1-A-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(2) to the Class 1-A-17 Certificates, until its Class Certificate Balance is reduced to zero.

Class 1-A-18 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-18 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Class 1-A-18 Accrual Amount”) will be distributed as principal in the following order:

(1) sequentially, to the Class 1-A-19, Class 1-A-9 and Class 1-A-17 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

(2) to the Class 1-A-18 Certificates, until its Class Certificate Balance is reduced to zero.

Senior Principal Distribution Amount. On each Distribution Date, after distributions of the accrual amounts, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order:

1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

2. concurrently:

a. 33.9363129335% to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

b. 66.0636870665% in the following order:

(i) concurrently, to the Class 1-A-4 and Class 1-A-24 Certificates, pro rata, Priority Amount A, until their respective Class Certificate Balances are reduced to zero;

(ii) concurrently,

(I) 33.2881179856% in the following order:

(A) concurrently, to the Class 1-A-2, Class 1-A-3, Class 1-A-10 and Class 1-A-12 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(B) to the Class 1-A-16 Certificates, until its Class Certificate Balance is reduced to zero; and

(C) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(II) 14.4475564022% in the following order:

(A) sequentially, to the Class 1-A-11 and Class 1-A-16 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(B) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(III) 52.2643256121% in the following order:

(A) concurrently, to the Class 1-A-8 and Class 1-A-25 Certificates, pro rata, Priority Amount B, until their respective Class Certificate Balances are reduced to zero;

(B) in an amount up to the amount necessary to reduce the aggregate Class Certificate Balance of the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-22 and Class 1-A-23 Certificates to their Aggregate Planned Balance for that Distribution Date in the following order:

(1) concurrently, to the Class 1-A-22 and Class 1-A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date;

(2) sequentially, to the Class 1-A-5 and Class 1-A-6 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

(3) to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero;

(4) sequentially, to the Class 1-A-5 and Class 1-A-6 Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

(5) concurrently, to the Class 1-A-22 and Class 1-A-23 Certificates, pro rata, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

(C) sequentially, to the Class 1-A-19, Class 1-A-9 and Class 1-A-17 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

(D) to the Class 1-A-18 Certificates, until its Class Certificate Balance is reduced to zero;

(E) sequentially, to the Class 1-A-19, Class 1-A-9 and Class 1-A-17 Certificates, in that order, without regard to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

(F) concurrently, to the Class 1-A-22 and Class 1-A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their Aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date;

(G) sequentially, to the Class 1-A-5 and Class 1-A-6 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

(H) to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero;

(I) sequentially, to the Class 1-A-5 and Class 1-A-6 Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

(J) concurrently, to the Class 1-A-22 and Class 1-A-23 Certificates, pro rata, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

(K) concurrently, to the Class 1-A-8 and Class 1-A-25 Certificates, pro rata, without regard to Priority Amount B, until their respective Class Certificate Balances are reduced to zero;

(L) to the Class 1-A-16 Certificates, until its Class Certificate Balance is reduced to zero; and

(M) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(iii) concurrently, to the Class 1-A-4 and Class 1-A-24 Certificates, pro rata, without regard to Priority Amount A, until their respective Class Certificate Balances are reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

The capitalized terms used herein shall have the following meanings:

“Priority Amount A” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) Priority Percentage A and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) Priority Percentage A.

“Priority Percentage A” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-4 and Class 1-A-24 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the senior and subordinated certificates (other than the notional amount certificates) immediately prior to that Distribution Date.

“Priority Amount B” for any Distribution Date will equal the product of (A) the aggregate amount of principal available for distribution pursuant to rule 2(b)(ii)(III)(A) above, (B) the Shift Percentage and (C) Priority Percentage B.

“Priority Percentage B” for any Distribution Date will equal the lesser of (I) 99.99% and (II) the percentage equivalent of a fraction, the numerator of which is the sum of (a) $13,537,484 and (b) the aggregate Class Certificate Balance of the Class 1-A-8 and Class 1-A-25 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-22, Class 1-A-23 and Class 1-A-25 Certificates immediately prior to that Distribution Date.

“Scheduled Principal Distribution Amount” for any Distribution Date will equal all amounts described in subclauses (a) through (d) of clause (i) of the definition of Principal Amount for such Distribution Date.

“Unscheduled Principal Distribution Amount” for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the amount described in subclause (f) of clause (i) of the definition of Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Principal Amount for such Distribution Date.

“Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

“Due Date” means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from May 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of

•	the Senior Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Principal Amount for that Distribution Date,

•	for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of the Senior Percentage of the Stated Principal Balance of the mortgage loan, and the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

•	the sum of

the Senior Prepayment Percentage amounts described in subclause (f) of clause (i) of the definition of Principal Amount for that Distribution Date, and the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Principal Amount for the Distribution Date, and

the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period.

If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

“Stated Principal Balance” means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

The “pool principal balance” equals the aggregate of the Stated Principal Balances of the mortgage loans.

“Deficient Valuation” means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of senior and subordinated certificates (other than the notional amount certificates) immediately before the Distribution Date.

The “Subordinated Percentage” for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

The “Senior Prepayment Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The “Subordinated Prepayment Percentage” as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the Senior Percentage for the Distribution Date;

provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, then the Senior Prepayment Percentage for the Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

•
the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

•	cumulative Realized Losses on the mortgage loans do not exceed:

•	commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

•
commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

For purposes of calculating the delinquency rate, delinquencies with respect to the mortgage loans will be recognized in accordance with the MBA Method.

Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of subordinated certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of senior and subordinated certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

	Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	96.50%	3.50%	N/A
Class M	2.05%	1.45%	3.50%
Class B-1	0.60%	0.85%	1.45%
Class B-2	0.35%	0.50%	0.85%
Class B-3	0.20%	0.30%	0.50%
Class B-4	0.10%	0.20%	0.30%
Class B-5	0.20%	0.00%	0.20%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for any Distribution Date will equal:

•	the sum of

•	the Subordinated Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Principal Amount for that Distribution Date,

•
for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the Stated Principal Balance of the mortgage loan,

•	the Subordinated Prepayment Percentage of the amounts described in subclause (f) of clause (i) of the definition of Principal Amount for that Distribution Date, and

•	the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Principal Amount for that Distribution Date.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date any Realized Loss will be allocated:

•
first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•
second, to the classes of senior certificates (other than the notional amount certificates), pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 1-A-6, Class 1-A-7, Class 1-A-14, Class 1-A-15, Class 1-A-17 and Class 1-A-18 Certificates, on the basis of the lesser of their respective Class Certificate Balances immediately prior to that Distribution Date and their respective initial Class Certificate Balances until their respective Class Certificate Balances are reduced to zero, except that any Realized Losses that would otherwise be allocated to the Class 1-A-2, Class 1-A-8, Class 1-A-14 and Class 1-A-22 Certificates will instead be allocated to the Class 1-A-3, Class 1-A-25, Class 1-A-15 and Class 1-A-23 Certificates, respectively, until their respective class certificate balances are reduced to zero.

For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

Because principal distributions are paid to some classes of certificates (other than the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See “Credit Enhancement — Subordination” in the prospectus.

A “Liquidated Mortgage Loan” is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

Principal Balance Schedules

The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant rate or range of rates set forth below:

Principal Balance Schedule	Related Classes of Certificates	Prepayment Assumption Rate or Range of Rates

Schedule 1: Aggregate Planned Balance	Class 1-A-22 and Class 1-A-23 Certificates	0% to 300% of the Prepayment Assumption

Schedule 2: Aggregate Planned Balance	Class 1-A-5 and 1-A-6 Certificates	100% to 101% of the Prepayment Assumption

Schedule 3: Aggregate Planned Balance	Class 1-A-5, 1-A-6, Class 1-A-7, Class 1-A-22 and Class 1-A-23 Certificates	140% to 300% of the Prepayment Assumption

Schedule 4: Aggregate Targeted Balance	Class 1-A-9, Class 1-A-17 and 1-A-19 Certificates	6% CPR

A constant prepayment rate (“CPR”) represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

There is no assurance that the Class Certificate Balance of the Aggregate Planned Balance Classes or the Aggregate Targeted Balance Classes will conform on any Distribution Date to the Aggregate Planned Balance or Aggregate Targeted Balance specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such classes will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distributions of principal on these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balance of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain at the rate or within the range specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the applicable Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the applicable Principal Balance Schedule, even if prepayments occur at the rate or within the range specified above.

Distribution Date	Schedule 1 ($)	Schedule 2 ($)	Schedule 3 ($)	Schedule 4 ($)
Initial	20,648,250.00	100,316,000.00	126,132,629.00	61,555,000.00
June 25, 2007	20,648,250.00	100,070,788.05	125,883,173.17	60,088,315.66
July 25, 2007	20,648,250.00	99,801,405.14	125,563,938.88	58,699,676.73
August 25, 2007	20,648,250.00	99,482,079.63	125,174,991.48	57,389,007.21
September 25, 2007	20,648,250.00	99,112,872.64	124,716,411.16	56,156,181.98
October 25, 2007	20,648,250.00	98,693,870.73	124,188,327.59	55,001,026.65
November 25, 2007	20,499,982.34	98,373,453.58	123,590,920.03	53,923,317.45
December 25, 2007	20,350,919.18	98,004,286.51	122,924,417.34	52,922,781.25
January 25, 2008	20,201,056.23	97,586,536.70	122,189,097.96	51,999,095.52
February 25, 2008	20,050,389.21	97,120,396.68	121,385,289.81	51,151,888.49
March 25, 2008	19,898,913.81	96,606,084.34	120,513,370.14	50,380,739.27
April 25, 2008	19,746,625.68	96,043,842.81	119,573,765.31	49,685,178.07
May 25, 2008	19,593,520.48	95,433,940.29	118,566,950.55	49,064,686.43
June 25, 2008	19,439,593.80	94,776,670.02	117,493,449.59	48,518,697.62
July 25, 2008	19,284,841.25	94,072,350.01	116,353,834.31	48,046,596.94
August 25, 2008	19,129,258.40	93,321,322.95	115,148,724.28	47,647,722.24
September 25, 2008	18,972,840.79	92,523,955.96	113,878,786.26	47,321,364.37
October 25, 2008	18,815,583.93	91,680,640.40	112,544,733.63	47,066,767.75
November 25, 2008	18,657,483.34	90,791,791.58	111,147,325.78	46,883,131.02
December 25, 2008	18,498,534.48	89,857,848.55	109,687,367.43	46,769,607.68
January 25, 2009	18,338,732.79	88,879,273.79	108,165,707.91	46,709,898.61
February 25, 2009	18,178,073.71	87,856,552.90	106,583,240.35	46,649,891.00
March 25, 2009	18,016,552.64	86,790,194.28	104,940,900.89	46,589,583.35
April 25, 2009	17,854,164.94	85,680,728.80	103,239,667.71	46,528,974.16
May 25, 2009	17,690,905.98	84,528,709.41	101,480,560.15	46,468,061.92
June 25, 2009	17,526,771.06	83,334,710.79	99,664,637.70	46,406,845.13
July 25, 2009	17,361,755.51	82,099,328.90	97,792,998.92	46,345,322.24
August 25, 2009	17,195,854.58	80,823,180.62	95,866,780.41	46,283,491.75
September 25, 2009	17,029,063.53	79,506,903.24	93,887,155.59	46,221,352.10
October 25, 2009	16,861,377.59	78,151,154.07	91,855,333.60	46,158,901.75
November 25, 2009	16,692,791.94	76,781,095.08	89,806,550.47	46,096,139.16
December 25, 2009	16,523,301.78	75,419,886.69	87,773,073.60	46,033,062.75
January 25, 2010	16,352,902.23	74,067,493.26	85,754,791.30	45,969,670.95
February 25, 2010	16,181,588.43	72,723,879.33	83,751,592.72	45,905,962.20
March 25, 2010	16,009,355.47	71,389,009.70	81,763,367.78	45,841,934.91
April 25, 2010	15,836,198.41	70,062,849.41	79,790,007.24	45,777,587.47
May 25, 2010	15,662,112.29	68,745,363.72	77,831,402.65	45,712,918.30
June 25, 2010	15,487,092.15	67,436,518.10	75,887,446.33	45,647,925.79
July 25, 2010	15,311,132.95	66,136,278.32	73,958,031.43	45,582,608.31
August 25, 2010	15,134,229.67	64,844,610.31	72,043,051.84	45,516,964.25
September 25, 2010	14,956,377.23	63,561,480.28	70,142,402.26	45,450,991.96
October 25, 2010	14,777,570.55	62,286,854.63	68,255,978.15	45,384,689.81
November 25, 2010	14,597,804.50	61,020,700.01	66,383,675.71	45,318,056.16
December 25, 2010	14,417,073.95	59,762,983.29	64,525,391.94	45,251,089.33
January 25, 2011	14,235,373.70	58,513,671.59	62,681,024.57	45,183,787.67
February 25, 2011	14,052,698.57	57,272,732.22	60,850,472.08	45,116,149.50
March 25, 2011	13,869,043.31	56,040,132.73	59,033,633.70	45,048,173.14
April 25, 2011	13,684,402.68	54,815,840.89	57,230,409.39	44,979,856.90
May 25, 2011	13,498,771.38	53,599,824.71	55,440,699.86	44,911,199.08
June 25, 2011	13,312,144.10	52,392,052.40	53,664,406.51	44,842,197.97
July 25, 2011	13,124,515.49	51,192,492.40	51,901,431.51	44,772,851.85
August 25, 2011	12,935,880.19	50,001,113.37	50,151,677.70	44,703,159.01
September 25, 2011	12,746,232.78	48,817,884.21	48,415,048.67	44,633,117.69
October 25, 2011	12,555,567.85	47,642,773.99	46,691,448.68	44,562,726.18
November 25, 2011	12,363,879.93	46,475,752.04	44,980,782.73	44,491,982.70
December 25, 2011	12,171,163.53	45,316,787.91	43,282,956.49	44,420,885.51
January 25, 2012	11,977,413.14	44,165,851.32	41,597,876.32	44,349,432.83
February 25, 2012	11,782,623.20	43,022,912.27	39,925,449.27	44,277,622.89
March 25, 2012	11,586,788.15	41,887,940.91	38,265,583.09	44,205,453.89
April 25, 2012	11,389,902.36	40,760,907.66	36,618,186.17	44,132,924.06
May 25, 2012	11,191,960.21	39,641,783.12	34,983,167.59	44,060,031.57
June 25, 2012	11,015,893.03	38,716,757.37	33,651,629.99	43,986,774.62
July 25, 2012	10,838,893.59	37,799,283.76	32,331,896.79	43,913,151.39
August 25, 2012	10,660,957.03	36,889,333.89	31,023,881.95	43,839,160.04
September 25, 2012	10,482,078.47	35,986,879.54	29,727,500.11	43,764,798.73
October 25, 2012	10,302,253.02	35,091,892.72	28,442,666.56	43,690,065.62
November 25, 2012	10,121,475.75	34,204,345.63	27,169,297.29	43,614,958.84
December 25, 2012	9,939,741.71	33,324,210.70	25,907,308.93	43,539,476.53

Distribution Date	Schedule 1 ($)	Schedule 2 ($)	Schedule 3 ($)	Schedule 4 ($)
January 25, 2013	9,757,045.92	32,451,460.57	24,656,618.77	43,463,616.80
February 25, 2013	9,573,383.40	31,586,068.05	23,417,144.77	43,387,377.78
March 25, 2013	9,388,749.11	30,728,006.21	22,188,805.53	43,310,757.56
April 25, 2013	9,203,138.01	29,877,248.30	20,971,520.30	43,233,754.24
May 25, 2013	9,016,545.02	29,033,767.77	19,778,015.47	43,156,365.91
June 25, 2013	8,836,835.86	28,254,571.73	18,815,973.50	43,078,590.63
July 25, 2013	8,656,178.33	27,482,296.33	17,882,598.39	43,000,426.48
August 25, 2013	8,474,567.55	26,716,915.63	16,977,485.59	42,921,871.50
September 25, 2013	8,291,998.58	25,958,403.95	16,100,244.61	42,842,923.76
October 25, 2013	8,108,466.49	25,206,735.73	15,250,499.26	42,763,581.27
November 25, 2013	7,923,966.30	24,461,885.67	14,427,888.11	42,683,842.07
December 25, 2013	7,738,493.03	23,723,828.61	13,632,064.84	42,603,704.17
January 25, 2014	7,552,041.65	22,992,539.62	12,862,698.78	42,523,165.58
February 25, 2014	7,364,607.12	22,267,993.96	12,119,475.48	42,442,224.31
March 25, 2014	7,176,184.38	21,550,167.06	11,402,097.34	42,360,878.32
April 25, 2014	6,986,768.34	20,839,034.56	10,700,189.86	42,279,125.61
May 25, 2014	6,796,353.88	20,134,572.29	10,012,686.61	42,196,964.13
June 25, 2014	6,621,274.17	19,541,121.17	9,642,850.94	42,114,391.84
July 25, 2014	6,445,272.19	18,953,461.48	9,280,926.27	42,031,406.69
August 25, 2014	6,268,343.18	18,371,571.23	8,926,763.64	41,948,006.62
September 25, 2014	6,090,482.40	17,795,428.53	8,580,216.75	41,864,189.55
October 25, 2014	5,911,685.04	17,225,011.75	8,241,141.86	41,779,953.39
November 25, 2014	5,731,946.29	16,660,299.37	7,909,397.82	41,695,296.05
December 25, 2014	5,551,261.32	16,101,270.05	7,584,845.97	41,610,215.42
January 25, 2015	5,369,625.27	15,547,902.63	7,267,350.09	41,524,709.39
February 25, 2015	5,187,033.26	15,000,176.11	6,956,776.42	41,438,775.83
March 25, 2015	5,003,480.37	14,458,069.67	6,652,993.54	41,352,412.61
April 25, 2015	4,818,961.69	13,921,562.63	6,355,872.41	41,265,617.56
May 25, 2015	4,633,472.25	13,390,634.51	6,065,286.26	41,178,388.54
June 25, 2015	4,526,358.07	12,893,480.96	5,958,172.08	41,090,723.38
July 25, 2015	4,421,548.31	12,397,648.46	5,853,362.32	41,002,619.89
August 25, 2015	4,318,997.77	11,903,161.86	5,750,811.78	40,914,075.88
September 25, 2015	4,218,662.11	11,410,045.26	5,650,476.12	40,825,089.16
October 25, 2015	4,120,497.79	10,918,322.08	5,552,311.80	40,735,657.49
November 25, 2015	4,024,462.09	10,428,015.01	5,456,276.10	40,645,778.68
December 25, 2015	3,930,513.09	9,939,146.08	5,362,327.10	40,555,450.46
January 25, 2016	3,838,609.64	9,451,736.65	5,270,423.65	40,464,670.61
February 25, 2016	3,748,711.37	8,965,807.40	5,180,525.38	40,373,436.85
March 25, 2016	3,660,778.63	8,481,378.42	5,092,592.64	40,281,746.93
April 25, 2016	3,574,772.55	7,998,469.12	5,006,586.56	40,189,598.56
May 25, 2016	3,490,654.97	7,517,098.31	4,922,468.98	40,096,989.45
June 25, 2016	3,490,628.70	7,048,994.98	4,922,442.71	40,003,917.29
July 25, 2016	3,490,602.88	6,583,313.16	4,922,416.89	39,910,379.77
August 25, 2016	3,490,577.49	6,120,040.31	4,922,391.50	39,816,374.56
September 25, 2016	3,490,552.54	5,659,163.87	4,922,366.55	39,721,899.33
October 25, 2016	3,490,528.01	5,200,671.43	4,922,342.02	39,626,951.72
November 25, 2016	3,490,503.90	4,744,550.59	4,922,317.91	39,531,529.37
December 25, 2016	3,490,480.21	4,290,789.02	4,922,294.22	39,435,629.91
January 25, 2017	3,490,456.91	3,839,374.49	4,922,270.92	39,339,250.95
February 25, 2017	3,490,434.01	3,390,294.79	4,922,248.02	39,242,390.10
March 25, 2017	3,490,411.50	2,943,537.80	4,922,225.51	39,145,044.94
April 25, 2017	3,490,389.38	2,499,091.44	4,922,203.39	39,047,213.06
May 25, 2017	3,490,367.63	2,056,943.72	4,922,181.64	38,948,892.02
June 25, 2017	3,490,345.04	1,546,564.79	4,922,159.05	38,850,079.37
July 25, 2017	3,490,322.84	1,038,814.26	4,922,136.85	38,750,772.66
August 25, 2017	3,490,301.03	533,678.48	4,922,115.04	38,650,969.42
September 25, 2017	3,490,279.61	31,143.86	4,922,093.62	38,550,667.16
October 25, 2017	3,490,258.57	0.00	4,922,072.58	38,449,863.39
November 25, 2017	3,490,237.89	0.00	4,922,051.90	38,348,555.60
December 25, 2017	3,490,217.59	0.00	4,922,031.60	38,246,741.27
January 25, 2018	3,490,197.64	0.00	4,922,011.65	38,144,417.87
February 25, 2018	3,490,178.04	0.00	4,921,992.05	38,041,582.85
March 25, 2018	3,490,158.79	0.00	4,921,972.80	37,938,233.66
April 25, 2018	3,490,139.88	0.00	4,921,953.89	37,834,367.72
May 25, 2018	3,490,121.31	0.00	4,921,935.32	37,729,982.45
June 25, 2018	3,490,103.07	0.00	4,921,917.08	37,625,075.26
July 25, 2018	3,490,085.14	0.00	4,921,899.15	37,519,643.53
August 25, 2018	3,490,067.54	0.00	4,921,881.55	37,413,684.64

Distribution Date	Schedule 1 ($)	Schedule 2 ($)	Schedule 3 ($)	Schedule 4 ($)
September 25, 2018	3,490,050.25	0.00	4,921,864.26	37,307,195.96
October 25, 2018	3,490,033.26	0.00	4,921,847.27	37,200,174.83
November 25, 2018	3,490,016.58	0.00	4,921,830.59	37,092,618.60
December 25, 2018	3,404,502.67	0.00	4,836,316.68	36,984,524.58
January 25, 2019	3,243,549.73	0.00	4,675,363.74	36,875,890.10
February 25, 2019	3,085,459.40	0.00	4,517,273.41	36,766,712.44
March 25, 2019	2,930,182.27	0.00	4,361,996.28	36,656,988.90
April 25, 2019	2,777,669.74	0.00	4,209,483.75	36,454,974.68
May 25, 2019	2,627,874.06	0.00	4,059,688.07	36,109,070.49
June 25, 2019	2,480,748.27	0.00	3,912,562.28	35,761,895.20
July 25, 2019	2,336,246.22	0.00	3,768,060.23	35,413,482.15
August 25, 2019	2,194,322.53	0.00	3,626,136.54	35,063,863.95
September 25, 2019	2,054,932.61	0.00	3,486,746.61	34,713,072.43
October 25, 2019	1,918,032.59	0.00	3,349,846.60	34,361,138.74
November 25, 2019	1,783,579.40	0.00	3,215,393.41	34,008,093.30
December 25, 2019	1,651,530.65	0.00	3,083,344.66	33,653,965.87
January 25, 2020	1,521,844.70	0.00	2,953,658.71	33,298,785.48
February 25, 2020	1,394,480.61	0.00	2,826,294.62	32,942,580.50
March 25, 2020	1,269,398.13	0.00	2,701,212.14	32,585,378.67
April 25, 2020	1,146,557.70	0.00	2,578,371.71	32,227,207.05
May 25, 2020	1,025,920.43	0.00	2,457,734.44	31,868,092.07
June 25, 2020	907,448.10	0.00	2,339,262.11	31,508,059.54
July 25, 2020	791,103.12	0.00	2,222,917.13	31,147,134.65
August 25, 2020	676,848.56	0.00	2,108,662.57	30,785,341.98
September 25, 2020	564,648.12	0.00	1,996,462.13	30,422,705.50
October 25, 2020	454,466.09	0.00	1,886,280.10	30,059,248.65
November 25, 2020	346,267.40	0.00	1,778,081.41	29,694,994.24
December 25, 2020	240,017.55	0.00	1,671,831.56	29,329,964.54
January 25, 2021	135,682.66	0.00	1,567,496.67	28,964,181.24
February 25, 2021	33,229.40	0.00	1,465,043.41	28,597,665.52
March 25, 2021	0.00	0.00	1,364,439.02	28,230,438.02
April 25, 2021	0.00	0.00	1,265,651.31	27,862,518.82
May 25, 2021	0.00	0.00	1,168,648.63	27,493,927.51
June 25, 2021	0.00	0.00	1,073,399.88	27,124,683.16
July 25, 2021	0.00	0.00	979,874.48	26,754,804.35
August 25, 2021	0.00	0.00	888,042.38	26,384,309.15
September 25, 2021	0.00	0.00	797,874.03	26,013,215.17
October 25, 2021	0.00	0.00	709,340.39	25,641,539.55
November 25, 2021	0.00	0.00	622,412.93	25,269,298.91
December 25, 2021	0.00	0.00	537,063.58	24,896,509.48
January 25, 2022	0.00	0.00	453,264.78	24,523,186.99
February 25, 2022	0.00	0.00	370,989.41	24,149,346.76
March 25, 2022	0.00	0.00	290,210.84	23,775,003.66
April 25, 2022	0.00	0.00	210,902.88	23,400,172.12
May 25, 2022	0.00	0.00	133,039.80	23,024,866.16
June 25, 2022	0.00	0.00	56,596.28	22,649,099.41
July 25, 2022	0.00	0.00	0.00	22,254,432.53
August 25, 2022	0.00	0.00	0.00	21,804,104.84
September 25, 2022	0.00	0.00	0.00	21,354,701.02
October 25, 2022	0.00	0.00	0.00	20,906,209.47
November 25, 2022	0.00	0.00	0.00	20,458,618.64
December 25, 2022	0.00	0.00	0.00	20,011,917.00
January 25, 2023	0.00	0.00	0.00	19,566,093.03
February 25, 2023	0.00	0.00	0.00	19,121,135.26
March 25, 2023	0.00	0.00	0.00	18,677,032.21
April 25, 2023	0.00	0.00	0.00	18,233,772.46
May 25, 2023	0.00	0.00	0.00	17,791,344.60
June 25, 2023	0.00	0.00	0.00	17,349,737.22
July 25, 2023	0.00	0.00	0.00	16,908,938.98
August 25, 2023	0.00	0.00	0.00	16,468,938.51
September 25, 2023	0.00	0.00	0.00	16,029,724.51
October 25, 2023	0.00	0.00	0.00	15,591,285.67
November 25, 2023	0.00	0.00	0.00	15,153,610.72
December 25, 2023	0.00	0.00	0.00	14,716,688.39
January 25, 2024	0.00	0.00	0.00	14,280,507.47
February 25, 2024	0.00	0.00	0.00	13,845,056.72
March 25, 2024	0.00	0.00	0.00	13,410,324.97
April 25, 2024	0.00	0.00	0.00	12,976,301.04

Distribution Date	Schedule 1 ($)	Schedule 2 ($)	Schedule 3 ($)	Schedule 4 ($)
May 25, 2024	0.00	0.00	0.00	12,542,973.77
June 25, 2024	0.00	0.00	0.00	12,110,332.04
July 25, 2024	0.00	0.00	0.00	11,678,364.73
August 25, 2024	0.00	0.00	0.00	11,247,060.74
September 25, 2024	0.00	0.00	0.00	10,816,409.02
October 25, 2024	0.00	0.00	0.00	10,386,398.49
November 25, 2024	0.00	0.00	0.00	9,957,018.12
December 25, 2024	0.00	0.00	0.00	9,528,256.89
January 25, 2025	0.00	0.00	0.00	9,100,103.80
February 25, 2025	0.00	0.00	0.00	8,672,547.87
March 25, 2025	0.00	0.00	0.00	8,245,578.13
April 25, 2025	0.00	0.00	0.00	7,819,183.63
May 25, 2025	0.00	0.00	0.00	7,393,353.43
June 25, 2025	0.00	0.00	0.00	6,968,076.63
July 25, 2025	0.00	0.00	0.00	6,421,570.85
August 25, 2025	0.00	0.00	0.00	5,857,438.40
September 25, 2025	0.00	0.00	0.00	5,294,532.02
October 25, 2025	0.00	0.00	0.00	4,732,837.23
November 25, 2025	0.00	0.00	0.00	4,172,339.57
December 25, 2025	0.00	0.00	0.00	3,613,024.62
January 25, 2026	0.00	0.00	0.00	3,054,878.01
February 25, 2026	0.00	0.00	0.00	2,497,885.37
March 25, 2026	0.00	0.00	0.00	1,942,032.39
April 25, 2026	0.00	0.00	0.00	1,387,304.78
May 25, 2026	0.00	0.00	0.00	833,688.28
June 25, 2026	0.00	0.00	0.00	281,168.67
July 25, 2026 and thereafter	0.00	0.00	0.00	0.00

Annex A

The Mortgage Pool

The following information sets forth certain characteristics of the Initial Mortgage Loans as of the initial cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated in each case by aggregate Stated Principal Balance of the Initial Mortgage Loans as of the initial cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value.

Mortgage Rates(1)

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.250	370	$231,783,337.73	29.14%	626,441.45	359	750	70.84
6.375	367	230,819,074.27	29.02	628,934.81	360	746	72.83
6.470	1	428,426.53	0.05	428,426.53	359	747	100.00
6.495	1	427,500.00	0.05	427,500.00	360	775	90.00
6.500	234	149,357,620.69	18.78	638,280.43	360	739	73.57
6.530	1	483,000.00	0.06	483,000.00	360	666	87.82
6.535	1	508,437.87	0.06	508,437.87	352	686	90.00
6.625	119	72,949,413.38	9.17	613,020.28	359	742	75.26
6.750	84	49,552,868.39	6.23	589,915.10	360	735	75.85
6.875	56	36,345,363.27	4.57	649,024.34	360	736	75.72
7.000	15	9,449,201.94	1.19	629,946.80	360	728	76.35
7.125	2	1,487,900.00	0.19	743,950.00	360	689	80.43
7.250	8	4,481,216.52	0.56	560,152.07	360	763	79.69
7.375	2	1,179,500.00	0.15	589,750.00	360	742	78.90
7.500	5	2,608,080.00	0.33	521,616.00	360	740	77.36
7.625	1	536,000.00	0.07	536,000.00	360	715	80.00
8.000	1	472,000.00	0.06	472,000.00	360	722	80.00
8.375	2	1,424,527.62	0.18	712,263.81	359	748	78.87
8.500	1	989,400.26	0.12	989,400.26	359	775	76.15
Total	1,271	$795,282,868.47	100.00%

(1)
The lender acquired mortgage insurance Initial Mortgage Loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans (as so adjusted) was approximately 6.458% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans was approximately 6.459% per annum.

Annex A

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	1	$50,000.00	0.01%	50,000.00	6.500	359	810	80.00
400,000.01 - 450,000.00	135	59,148,447.50	7.44	438,136.65	6.449	360	741	73.64
450,000.01 - 500,000.00	280	134,094,573.92	16.86	478,909.19	6.461	360	742	73.69
500,000.01 - 550,000.00	205	108,005,190.96	13.58	526,854.59	6.468	360	739	75.75
550,000.01 - 600,000.00	182	105,328,728.25	13.24	578,729.28	6.455	359	744	75.30
600,000.01 - 650,000.00	128	80,965,719.63	10.18	632,544.68	6.456	359	746	73.31
650,000.01 - 700,000.00	70	47,315,790.07	5.95	675,939.86	6.499	360	736	74.56
700,000.01 - 750,000.00	41	29,708,364.20	3.74	724,594.25	6.481	360	744	76.67
750,000.01 - 1,000,000.00	181	160,974,352.42	20.24	889,361.06	6.456	360	747	71.20
1,000,000.01 - 1,500,000.00	35	43,742,499.12	5.50	1,249,785.69	6.395	360	755	65.61
1,500,000.01 - 2,000,000.00	9	15,949,202.40	2.01	1,772,133.60	6.445	360	754	66.14
Above 2,000,000.00	4	10,000,000.00	1.26	2,500,000.00	6.585	360	738	66.79
Total	1,271	$795,282,868.47	100.00%

(1)	As of the initial cut-off date, the average current Initial Mortgage Loan principal balance of the Initial Mortgage Loans was approximately $625,714.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
660-679	77	$42,944,447.76	5.40%	557,720.10	6.518	360	669	77.78
680-699	74	43,583,675.17	5.48	588,968.58	6.494	359	690	75.35
700-719	220	141,085,787.75	17.74	641,299.04	6.474	360	710	72.58
720 and Above	900	567,668,957.79	71.38	630,743.29	6.449	360	762	72.73
Total	1,271	$795,282,868.47	100.00%

(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans was approximately 744.

Annex A

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	56	$40,020,172.57	5.03%	714,645.94	6.350	359	757	41.35
50.01 – 55.00	30	23,502,356.92	2.96	783,411.90	6.381	360	750	53.23
55.01 – 60.00	45	32,292,014.55	4.06	717,600.32	6.411	359	755	58.01
60.01 – 65.00	51	31,724,756.75	3.99	622,054.05	6.388	359	748	62.93
65.01 – 70.00	154	103,790,948.65	13.05	673,967.20	6.436	360	743	68.22
70.01 – 75.00	181	109,835,658.17	13.81	606,826.84	6.458	360	747	73.35
75.01 – 80.00	724	438,670,807.44	55.16	605,898.91	6.483	360	742	79.45
80.01 – 85.00	7	3,427,828.00	0.43	489,689.71	6.688	360	725	83.51
85.01 – 90.00	14	7,346,654.29	0.92	524,761.02	6.606	358	704	89.19
90.01 – 95.00	8	4,243,244.60	0.53	530,405.58	6.567	360	740	94.06
95.01 – 100.00	1	428,426.53	0.05	428,426.53	7.000	359	747	100.00
Total	1,271	$795,282,868.47	100.00%

(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 73.12%.

(2)	Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.

Annex A

Combined Original Loan-to-Value Ratios(1)(2)

Range of Combined Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	53	$38,243,772.23	4.81%	721,580.61	6.350	359	755	41.15
50.01 - 55.00	28	21,095,006.92	2.65	753,393.10	6.365	359	746	53.20
55.01 - 60.00	41	27,067,114.55	3.40	660,173.53	6.384	359	760	57.58
60.01 - 65.00	43	27,506,009.25	3.46	639,674.63	6.429	359	751	61.79
65.01 - 70.00	139	93,557,138.36	11.76	673,072.94	6.426	360	744	67.83
70.01 - 75.00	155	91,829,810.28	11.55	592,450.39	6.455	360	749	72.73
75.01 - 80.00	405	250,875,693.24	31.55	619,446.16	6.475	359	743	78.67
80.01 - 85.00	46	28,763,231.37	3.62	625,287.64	6.510	360	739	78.23
85.01 - 90.00	232	143,431,311.38	18.04	618,238.41	6.459	360	739	78.87
90.01 - 95.00	64	36,912,806.34	4.64	576,762.60	6.518	360	738	80.96
95.01 - 100.00	65	36,000,974.55	4.53	553,861.15	6.606	360	730	80.12
Total	1,271	$795,282,868.47	100.00%

(1)	As of the initial cut-off date, the weighted average combined original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 77.11%.

(2)	Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.

Annex A

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Arizona	33	$22,617,020.44	2.84%	685,364.26	6.563	360	737	72.40
California	477	298,152,190.07	37.49	625,057.00	6.464	360	744	73.52
Colorado	27	17,450,088.00	2.19	646,299.56	6.482	360	744	73.30
Florida	45	28,182,941.41	3.54	626,287.59	6.530	360	752	74.93
Illinois	46	30,878,181.28	3.88	671,264.81	6.473	360	741	72.66
Maryland	61	37,366,170.65	4.70	612,560.17	6.492	359	741	75.29
Massachusetts	41	28,442,632.89	3.58	693,722.75	6.394	359	755	70.54
New Jersey	61	36,681,759.45	4.61	601,340.32	6.433	359	743	74.04
New York	58	36,204,062.06	4.55	624,207.97	6.409	359	738	67.77
Texas	27	19,682,935.76	2.47	728,997.62	6.423	360	737	74.05
Virginia	59	32,329,678.30	4.07	547,960.65	6.411	359	749	72.58
Washington	36	21,013,854.49	2.64	583,718.18	6.420	360	734	76.36
Other (less than 2%)	300	186,281,353.67	23.42	620,937.85	6.460	359	744	72.78
Total	1,271	$795,282,868.47	100.00%

(1)
The Other row in the preceding table includes 33 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.466% of the Initial Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

Annex A

Purpose of Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (Cash-Out)	327	$194,733,264.48	24.49%	595,514.57	6.466	360	735	68.82
Purchase	583	366,686,500.72	46.11	628,964.84	6.457	360	751	75.92
Refinance (Rate/Term)	361	233,863,103.27	29.41	647,820.23	6.457	360	741	72.30
Total	1,271	$795,282,868.47	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2-4 Family Residence	10	$7,164,200.00	0.90%	716,420.00	6.461	360	728	72.57
Condominium Hotel	1	900,000.00	0.11	900,000.00	6.375	360	757	26.47
Cooperative	1	448,500.00	0.06	448,500.00	6.250	360	780	75.00
Low-rise Condominium	58	37,551,001.74	4.72	647,431.06	6.499	359	741	75.75
Planned Unit Development	339	208,362,974.45	26.20	614,640.04	6.468	360	746	73.92
Single Family Residence	862	540,856,192.28	68.01	627,443.38	6.454	360	743	72.71
Total	1,271	$795,282,868.47	100.00%

Annex A

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	1,198	$744,934,460.94	93.67%	621,815.08	6.458	360	743	73.40
Secondary Residence	73	50,348,407.53	6.33	689,704.21	6.480	359	752	68.94
Total	1,271	$795,282,868.47	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate(%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	1,023	$640,706,500.82	80.56%	626,301.56	6.465	743	73.76
359	152	95,933,046.61	12.06	631,138.46	6.448	743	71.61
358	60	37,853,778.39	4.76	630,896.31	6.422	749	67.86
357	17	10,171,583.93	1.28	598,328.47	6.353	750	70.52
356	4	2,542,696.23	0.32	635,674.06	6.365	774	63.13
355	3	1,392,899.69	0.18	464,299.90	6.439	779	65.51
354	4	1,844,433.19	0.23	461,108.30	6.439	730	59.64
352	2	1,004,493.77	0.13	502,246.89	6.628	727	73.94
350	1	624,461.62	0.08	624,461.62	6.875	768	75.45
347	1	621,680.51	0.08	621,680.51	6.500	776	90.00
343	1	452,001.88	0.06	452,001.88	6.375	802	65.86
340	1	602,898.75	0.08	602,898.75	6.500	748	75.43
335	1	940,393.08	0.12	940,393.08	6.625	775	75.02
300	1	592,000.00	0.07	592,000.00	6.250	742	80.00
Total	1,271	$795,282,868.47	100.00%

(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans was approximately 360 months.

Annex A
Interest-Only Periods at Origination

Interest-Only Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	714	$448,017,307.34	56.33%	627,475.22	6.438	359	745	71.94
120	557	347,265,561.13	43.67	623,457.02	6.487	360	743	74.63
Total	1,271	$795,282,868.47	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	1,261	$789,390,656.83	99.26%	626,003.69	6.459	360	744	73.09
36	2	1,051,200.00	0.13	525,600.00	6.629	359	670	79.94
60	8	4,841,011.64	0.61	605,126.46	6.568	360	732	76.80
Total	1,271	$795,282,868.47	100.00%